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January 7, 2004

To YP.Net Shareholders:

I would like to take the opportunity to apologize to all of you for the unanticipated delays in releasing our earnings and filing our Annual Report with the Securities and Exchange Commission. Our purpose in waiting was to provide our owners with as much information as possible, particularly as it related to the outstanding litigation which was resolved December 30, 2003. I am sure you will agree that our results have been worth the wait.

As you will all note by reviewing our Annual Report on Form 10-KSB, a lot has transpired during fiscal 2003, as well as during our first quarter. The positive news that we disclosed is the result of the exceptional efforts of your management, board of directors, and team members.

Please be assured, however, that our work is not over. In fact, it is just beginning. We are currently working on major initiatives, which we will be sharing with you soon. In the interim, I want to assure all of our shareholders that neither I nor any of our team members, have lost sight of our continuing goal - building a company that generates consistent and robust profits and cash flow, thereby creating sustainable and increasing value for each of you, as well as our future shareholders.

We believe that we have established a strong foundation for the future growth of YP.Net with 15 consecutive quarters of profitability thus far. Throughout fiscal 2004, we will be rolling out an aggressive marketing and branding campaign to provide greater recognition of our YP.Com product and brand. Furthermore, we are improving the speed and performance of our website to handle our increasing popularity. Most importantly, we are committed to sustaining our focus on generating significant profits and cash flow.

We currently are planning to hold our Annual Meeting of Shareholders in April 2004 at a time and place to be announced in our upcoming proxy statement. All shareholders of YP.Net as of a specified record date will be receiving a formal Notice of our Annual Meeting accompanied by a proxy statement describing the proposals to be voted upon at the Annual Meeting, as well as important information about the Company. I encourage each of you to attend and look forward to meeting with you.


                                       Sincerely,


                                       Angelo Tullo
                                       Chairman and Chief Executive Officer


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Forward Looking Statement Disclaimer

This letter includes statements that constitute "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to the Company's (i) expectation of continued profits and cash flow;
(ii) anticipation of sustainable shareholder value; (iii) launch of its branding campaign; and (iv) expected improvements to the speed and performance of its website.

Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP.Net and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect the Company's results and cause them to materially differ from those contained in the forward-looking statements contained herein include, without limitation (i) the Company's failure to attract or obtain new Internet Advertising Package customers; (ii) the Company's failure to realize the desired results of its marketing and solicitation efforts or the failure to launch its branding campaign; and (iii) the failure to achieve the desired improvements to its website.

Other factors that may affect forward-looking statements and the Company's business generally include but are not limited to: (i) the success of existing competitors and the introduction of new competitors in the market; (ii) the impact of existing or new regulation on the Company's marketing and solicitation efforts; (iii) risk factors and cautionary statements made in the Company's Annual Report on Form 10-KSB for the period ended September 30, 2003; and (iv) other factors that YP.Net is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. YP.Net does not undertake and specifically declines any obligation to update any forward-looking statements.






          4840 East Jasmine Street - SSuite 105 - SMesa, Arizona 85205
            Tel: 480.654-9646 - SFax: 480.654-9727 - SURL: www.yp.net


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